Exhibit 4.2
MARATHON OIL CORPORATION
OFFICERS’ CERTIFICATE PURSUANT TO
SECTIONS 1.02, 2.01, 3.01 AND 3.03 OF THE INDENTURE
February 17, 2009
          The undersigned, Janet F. Clark and William F. Schwind, Jr., do hereby certify that they are the duly appointed Executive Vice President and Chief Financial Officer and Vice President, General Counsel and Secretary, respectively, of Marathon Oil Corporation, a Delaware corporation (the “Company”). This Officers’ Certificate is being executed and delivered (a) pursuant to Sections 1.02, 2.01, 3.01 and 3.03 of the Indenture, dated as of February 26, 2002 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, as Trustee (the “Trustee”), and (b) in connection with the order dated February 17, 2009 by the Company to the Trustee (the “Order”) for the authentication and delivery of the Company’s 6.50% Senior Notes Due 2014 and 7.50% Senior Notes Due 2019 (collectively, the “Notes”). The undersigned hereby certify that:
          1. As of February 11, 2009, the terms of the Notes (including the form of the Notes) set forth in Annex A and Annex B hereto were established by an authorized committee of officers of the Company.
          2. The undersigned have read Sections 1.02, 2.01, 3.01 and 3.03 of the Indenture and the definitions in the Indenture relating thereto.
          3. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.
          4. The undersigned have examined the Order, and they have examined the covenants, conditions and provisions of the Indenture relating thereto.
          5. In the opinion of the undersigned, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all covenants and conditions provided for in the Indenture with respect to the authentication and delivery by the Trustee of the Notes have been complied with.
          6. In the opinion of the undersigned, all covenants and conditions provided in the Indenture with respect to the authentication and delivery by the Trustee of the Notes have been complied with.

          IN WITNESS WHEREOF, the undersigned have executed this certificate effective as of the date set forth above.

/s/ Janet F. Clark
Janet F. Clark
Executive Vice President and Chief Financial Officer

/s/ William F. Schwind, Jr.
William F. Schwind, Jr.
Vice President, General Counsel and Secretary

Annex A
MARATHON OIL CORPORATION
6.50% Notes due 2014
          A series of Securities are hereby established pursuant to Section 3.01 of the Indenture dated as of February 26, 2002 between Marathon Oil Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank (the “Trustee”), relating to senior debt securities of the Company (the “Indenture”) as follows:
          Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.
          The title of such series of Securities shall be the “6.50% Senior Notes due 2014” (the “Notes”). The Notes will be offered pursuant to the Indenture. The price to the public at which the Notes shall be issued is 99.585%.
          The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $700,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture, and except for any Notes which, pursuant to Section 3.03 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).
          The date on which the principal of the Notes is due and payable, unless accelerated pursuant to the Indenture, is February 15, 2014.
          The Notes shall bear interest at the rate of 6.50% per annum. The date from which interest shall accrue for the Notes shall be February 17, 2009. Interest shall be payable semiannually on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2009, to each Person in whose name the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest. The Regular Record Dates for interest payable on the Notes shall be the
          February 1 or August 1 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          The Notes shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the Notes shall be issued in definitive form.
          The place or places where (a) the principal of, premium (if any) and interest on the Notes shall be payable, (b) the Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the Notes, is the Corporate

Trust Office of the Trustee in New York, New York, or such other offices or agencies maintained for such purposes as the Company may designate from time to time and in accordance with the Indenture; provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as such account shall appear in the Security Register.
          The Notes are subject to redemption upon not less than 30 days’ notice by mail, at any time, in whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption. For purposes of the foregoing:
          “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
          Notice of the redemption will be mailed to each Holder of the applicable series of Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the Outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.
          The Notes are not subject to any sinking fund or analogous provisions. The Notes will not be redeemable at the option of the Holder thereof prior to Maturity.
          The Company will not pay additional amounts on any of the Notes to Holders in respect of any tax, assessment or governmental charge withheld or deducted.
          The Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the Notes will only be made in currency of the United States.
          The Events of Default and covenants specified in the Indenture will apply to the Notes without additions or changes.
          One hundred percent (100%) of the principal amount of the Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.
          The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the Notes.

          The Notes shall be issued in the form of one or more Global Securities (the “Global Notes”). The Depository for the Global Notes shall be The Depository Trust Company, a New York corporation (“DTC”), and the Global Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.03 or 3.05 of the Indenture, such Global Notes may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.
          The Trustee will initially act as the Security Registrar for the Notes and as the Paying Agent with respect to the Notes.
          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 hereto.

Annex B
MARATHON OIL CORPORATION
7.50% Notes due 2019
          A series of Securities are hereby established pursuant to Section 3.01 of the Indenture dated as of February 26, 2002 between Marathon Oil Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor in interest to JPMorgan Chase Bank (the “Trustee”), relating to senior debt securities of the Company (the “Indenture”) as follows:
          1. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.
          The title of such series of Securities shall be the “7.50% Senior Notes due 2019” (the “Notes”). The Notes will be offered pursuant to the Indenture. The price to the public at which the Notes shall be issued is 99.296%.
          The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $800,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture, and except for any Notes which, pursuant to Section 3.03 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).
          The date on which the principal of the Notes is due and payable, unless accelerated pursuant to the Indenture, is February 15, 2019.
          The Notes shall bear interest at the rate of 7.50% per annum. The date from which interest shall accrue for the Notes shall be February 17, 2009. Interest shall be payable semiannually on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2009, to each Person in whose name the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest. The Regular Record Dates for interest payable on the Notes shall be the February 1 or August 1 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          The Notes shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the Notes shall be issued in definitive form.
          The place or places where (a) the principal of, premium (if any) and interest on the Notes shall be payable, (b) the Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the Notes, is the Corporate

Trust Office of the Trustee in New York, New York, or such other offices or agencies maintained for such purposes as the Company may designate from time to time and in accordance with the Indenture; provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as such account shall appear in the Security Register.
          The Notes are subject to redemption upon not less than 30 days’ notice by mail, at any time, in whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption. For purposes of the foregoing:
          “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
          Notice of the redemption will be mailed to each Holder of the applicable series of Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the Outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.
          The Notes are not subject to any sinking fund or analogous provisions. The Notes will not be redeemable at the option of the Holder thereof prior to Maturity.
          The Company will not pay additional amounts on any of the Notes to Holders in respect of any tax, assessment or governmental charge withheld or deducted.
          The Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the Notes will only be made in currency of the United States.
          The Events of Default and covenants specified in the Indenture will apply to the Notes without additions or changes.
          One hundred percent (100%) of the principal amount of the Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.
          The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the Notes.

          The Notes shall be issued in the form of one or more Global Securities (the “Global Notes”). The Depository for the Global Notes shall be The Depository Trust Company, a New York corporation (“DTC”), and the Global Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.03 or 3.05 of the Indenture, such Global Notes may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.
          The Trustee will initially act as the Security Registrar for the Notes and as the Paying Agent with respect to the Notes.
          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 hereto.

Exhibit 1
MARATHON OIL CORPORATION
[     ]% Senior Notes Due [     ]

No. [ ]	$[ ] CUSIP No. [ ]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     MARATHON OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [     ] Dollars ($[     ]) on [     ] and to pay interest thereon from February 17, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year commencing August 15, 2009, at the rate of [     ]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange all as more fully provided in said Indenture.
          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written instructions.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
     Dated:                                         .

MARATHON OIL CORPORATION,

By:

Attest:

CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:
Authorized Signatory

MARATHON OIL CORPORATION
[     ]% SENIOR NOTES DUE [     ]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 26, 2002 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to JPMorgan Chase Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $[     ].
          The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 days notice by mail, at any time, in whole or in part, at the election of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.
          “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining team (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.
          “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Treasury Rate” means with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
          Notice of the redemption will be mailed to holders of Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.
          Unless the Company defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided for in the Indenture.
          The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company; (2) to add to the covenants of the Company; (3) to add additional events of default for the benefit of Holders of all or any series of Securities; (4) to add to or change provisions of the Indenture to allow the issuance of Securities in other forms; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities thereunder, under certain conditions specified therein; (6) to secure the Securities pursuant to the requirements of Section 10.05 of the Indenture or otherwise; (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture; (8) to evidence the appointment of a successor Trustee; and (9) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect.
          The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the

Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein described.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF ASSIGNMENT
ABBREVIATIONS
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
          Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto
Please insert Social Security or
other identifying number of assignee
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Notice: This signature to the assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT OF SECURITIES
          The original principal amount of this Security is [     ] U.S. Dollars ($[     ]). The following increases or decreases in the principal amount of this Security have been made:

	Amount of	Amount of	Principal amount	Signature of
	decrease in	increase in	of this	authorized
Date of	principal amount	principal amount	Security following	signatory of
increase or	of this	of this	such decrease	Trustee or
decrease	Security	Security	(or increase)	Depositary